Exhibit 2

         ENTERGY CORPORATION AND SUBSIDIARIES
              CONSOLIDATED BALANCE SHEET
                        ASSETS
                    June 30, 2001
                     (Unaudited)
                    (In Thousands)

                    CURRENT ASSETS
Cash and cash equivalents:
  Cash                                                       $186,365
  Temporary cash investments - at cost,
   which approximates market                                  501,583
  Special deposits                                             10,747
                                                          ------------
     Total cash and cash equivalents                          698,695
                                                          ------------
Notes receivable                                                  832
Accounts receivable:
  Customer                                                    498,308
  Allowance for doubtful accounts                            (11,389)
  Other                                                       186,029
  Accrued unbilled revenues                                   445,154
                                                          ------------
     Total receivables                                      1,118,102
                                                          ------------
Deferred fuel costs                                           450,040
Fuel inventory - at average cost                              113,430
Materials and supplies - at average cost                      434,126
Rate deferrals                                                  7,430
Deferred nuclear refueling outage costs                       119,119
Prepayments and other                                         124,922
                                                          ------------
TOTAL                                                       3,066,696
                                                          ------------
            OTHER PROPERTY AND INVESTMENTS
Investment in affiliates - at equity                          573,647
Decommissioning trust funds                                 1,346,003
Non-utility property - at cost (less accumulated
   depreciation)                                              288,522
Non-regulated investments                                     146,707
Other - at cost (less accumulated depreciation)               330,476
                                                          ------------
TOTAL                                                       2,685,355
                                                          ------------
            PROPERTY, PLANT AND EQUIPMENT
Electric                                                   25,498,989
Plant acquisition adjustment                                  382,532
Property under capital lease                                  838,899
Natural gas                                                   194,769
Construction work in progress                                 910,677
Nuclear fuel under capital lease                              260,660
Nuclear fuel                                                  190,065
                                                          ------------
TOTAL PROPERTY, PLANT AND EQUIPMENT                        28,276,591
Less - accumulated depreciation and amortization           11,725,598
                                                          ------------
PROPERTY, PLANT AND EQUIPMENT - NET                        16,550,993
                                                          ------------
           DEFERRED DEBITS AND OTHER ASSETS
Regulatory assets:
  SFAS 109 regulatory asset - net                             970,223
  Unamortized loss on reacquired debt                         175,060
  Deferred fuel costs                                          53,522
  Other regulatory assets                                     941,917
Long-term receivables                                          32,316
Other                                                         890,760
                                                          ------------
TOTAL                                                       3,063,798
                                                          ------------
TOTAL ASSETS                                              $25,366,842
-Totals may not foot due to rounding.                     ============

                                                         Exhibit 2

         ENTERGY CORPORATION AND SUBSIDIARIES
              CONSOLIDATED BALANCE SHEET
         LIABILITIES AND SHAREHOLDERS' EQUITY
                    June 30, 2001
                     (Unaudited)
                    (In Thousands)



                 CURRENT LIABILITIES
Currently maturing long-term debt                            $828,322
Notes payable                                                 485,519
Accounts payable                                              641,371
Customer deposits                                             181,717
Taxes accrued                                                 694,974
Accumulated deferred income taxes                             168,853
Nuclear refueling outage costs                                 16,276
Interest accrued                                              173,189
Obligations under capital leases                              155,803
Other                                                         208,525
                                                          ------------
TOTAL                                                       3,554,549
                                                          ------------
        DEFERRED CREDITS AND OTHER LIABILITIES
Accumulated deferred income taxes                           3,307,492
Accumulated deferred investment tax credits                   482,702
Obligations under capital leases                              177,737
FERC settlement - refund obligation                            27,134
Other regulatory liabilities                                  146,765
Decommissioning                                               772,888
Transition to competition                                     212,576
Regulatory reserves                                           447,322
Accumulated provisions                                        337,581
Other                                                         699,342
                                                          ------------
TOTAL                                                       6,611,539
                                                          ------------
Long-term debt                                              7,305,513
Preferred stock with sinking fund                              61,185
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trusts holding
  solely junior subordinated deferrable debentures            215,000

                 SHAREHOLDERS' EQUITY
Preferred stock without sinking fund                          334,687
Common stock, $.01 par value, authorized 500,000,000
  shares; issued 248,174,087 shares in 2001                     2,482
Paid-in capital                                             4,661,334
Retained earnings                                           3,445,141
Accumulated other comprehensive loss                         (100,433)
Less - treasury stock, at cost (26,496,354 shares in
   2001)                                                      724,155
                                                          ------------
TOTAL                                                       7,619,056
                                                          ------------


TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                $25,366,842
                                                          ============
-Totals may not foot due to rounding.

                ENTERGY CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF INCOME
                For the Six Months Ended June 30, 2001
                            (Unaudited)
                          (In Thousands)



                    OPERATING REVENUES
    Domestic electric                                      $3,863,383
    Natural gas                                               140,931
    Competitive businesses                                  1,143,388
                                                            ----------
    TOTAL                                                   5,147,702
                                                            ----------
                    OPERATING EXPENSES
    Operation and Maintenance:
       Fuel, fuel-related expenses, and
         gas purchased for resale                           2,151,481
       Purchased power                                        609,774
       Nuclear refueling outage expenses                       40,283
       Other operation and maintenance                        919,069
    Decommissioning                                            17,804
    Taxes other than income taxes                             192,125
    Depreciation and amortization                             386,448
    Other regulatory charges (credits) - net                    3,546
    Amortization of rate deferrals                              9,153
                                                            ----------
    TOTAL                                                   4,329,683
                                                            ----------
    OPERATING INCOME                                          818,019
                                                             ---------
                       OTHER INCOME
    Allowance for equity funds used during construction        11,587
    Gain on sale of assets - net                               12,348
    Equity in earnings of unconsolidated equity affiliates     95,543
    Miscellaneous - net                                       102,220
                                                             ---------
    TOTAL                                                     221,698
                                                             ---------
                INTEREST AND OTHER CHARGES
    Interest on long-term debt                                259,703
    Other interest - net                                       99,300
    Distributions on preferred securities of subsidiary         9,419
    Allowance for borrowed funds used during construction      (9,431)
                                                             ---------
    TOTAL                                                     358,991
                                                             ---------
    INCOME BEFORE INCOME TAXES                                680,726

    Income taxes                                              274,272
                                                             ---------
    CONSOLIDATED NET INCOME                                   406,454

    Preferred dividend requirements and other                  13,393
                                                             ---------
    EARNINGS APPLICABLE TO
    COMMON STOCK                                             $393,061
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